Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2023, relating to the financial statements of Eton Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K of Eton Pharmaceuticals, Inc. for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of this registration statement.

KMJ Corbin & Company LLP

Irvine, California

April 7, 2023